Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (33-71792, 33-79094, 33-89786, 333-56093, and
333-101548) and Registration Statement on Form S-3 (No. 333-76089) of DENTSPLY International Inc. of our report dated January 23, 2003, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 23, 2003 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
March 28, 2003


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